                                                                    EXHIBIT 10.3



NationsBank, N.A.
                                Promissory Note

Date: January 6, 1999
New Amount: $5,000,000.00                          Maturity Date: March 31, 1999

------------------------------------------======================================
Bank:                                         Borrower:
NationsBank, N.A.                             Centennial Healthcare Corporation
Banking Center:  High Tech/Healthcare         400 Perimeter Center Terr. #650
600 Peachtree Street N.E.                     Atlanta, Georgia  30346
Atlanta, GA 30308

County:  Fulton                               County:  Fulton
------------------------------------------======================================

FOR VALUE RECEIVED, the undersigned Borrower unconditionally (and jointly and severally, if more than one) promises to pay to the order of Bank, its successors and assigns, without setoff, at its offices indicated at the beginning of this Note, or at such other place as may be designated by Bank, the principal amount of Five Million and No/100 Dollars ($5,000,000.00), or so much thereof as may be advanced in immediately available funds, together with interest computed daily on the outstanding principal balance hereunder, at an annual interest rate, and in accordance with the payment schedule, indicated below.

[This Note contains some provisions preceded by boxes. If a box is marked, the provision applies to this transaction; if it is not marked, the provision does not apply to this transaction.]

1.   Rate.

See "Exhibit A" Interest Rate Option Provisions

Notwithstanding any provision of this Note, Bank does not intend to charge and Borrower shall not be required to pay any amount of interest or other charges in excess of the maximum permitted by the applicable law of the State of Georgia; if any higher rate ceiling is lawful, then that higher rate ceiling shall apply. Any payment in excess of such maximum shall be refunded to Borrower or credited against principal, at the option of Bank.

2. Accrual Method. Unless otherwise indicated, interest at the Rate set forth above will be calculated by the actual/360 day method (a daily amount of interest is computed for a hypothetical year of 360 days; that amount is multiplied by the actual number of days for which any principal is outstanding hereunder). If interest is not to be computed using this method, the method shall be: _______________________.

3. Rate Change Date, Any Rate based on a fluctuating index or base rate will change, unless otherwise provided, each time and as of the date that the index or base rate changes. If the Rate is to change on any other date or at any other interval, the change shall be: In the event any index is discontinued, Bank shall substitute an index determined by Bank to be comparable, in its sole discretion.
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4.   Payment Schedule. All payments received hereunder shall be applied first to the payment of any expense or charges payable hereunder or under any other loan documents executed in connection with this Note, then to interest due and payable, with the balance applied to principal, or in such other order as Bank shall determine at its option.

Single Principal Payment. Principal shall be paid in full in a single payment on March 31, 1999. Interest thereon shall be paid monthly, commencing on January 31, 1999, and continuing on the last day of each successive month, quarter or other period (as applicable) thereafter, with a final payment of all unpaid interest at the stated maturity of this Note.

5.   Revolving: Feature.

[XI] Borrower may borrow, repay and reborrow hereunder at any time, up to a maximum aggregate amount outstanding at any one time equal to the principal amount of this Note, provided, that Borrower is not in default under any provision of this Note, any other documents executed in connection with this Note, or any other note or other loan documents now or hereafter executed in connection with any other obligation of Borrower to Bank, and provided that the borrowings hereunder do not exceed any borrowing base or other limitation on borrowings by Borrower. Bank shall incur no liability for its refusal to advance funds based upon its determination that any conditions of such further advances have not been met. Bank records of the amounts borrowed from time to time shall be conclusive proof thereof.

   Uncommitted Facility. Borrower acknowledges and agrees that, notwithstanding any provisions of this Note or any other documents executed in connection with this Note, Bank has no obligation to make any advance, and that all advances are at the sole discretion of Bank.

   Out-Of-Debt Period. For a period of at least ________ consecutive days during each fiscal year, any consecutive 12-month period, Borrower shall fully pay down the balance of this Note, so that no amount of principal or interest and no other obligation under this Note remains outstanding.

6.   Automatic Payment.

[X] Borrower has elected to authorize Bank to affect payment of sums due under this Note by means of debiting Borrower's account number ____________. This authorization shall not affect the obligation of Borrower to pay such sums when due, without notice, if there are insufficient funds in such account to make such payment in full on the due date thereof, or if Bank fails to debit the account.

7.   Loan Fee.

[X] Upon the maturity of this Note, whether by demand, acceleration, or otherwise, an administrative fee in the amount of $______ shall be due and payable.

8. Waivers, Consents and Covenants. Borrower, any endorser or guarantor hereof, or any other party hereto (individually an "Obligor" and collectively "Obligors") and each of them jointly and severally: (a) waive presentment, demand, protest, notice of demand, notice of intent to accelerate, notice of acceleration of maturity, notice of protest, notice of nonpayment, notice of dishonor, and any other notice required to be given under the law to any Obligor in connection with the delivery, acceptance, performance, default or enforcement of this Note, any endorsement or guaranty of this Note, or any other documents executed in connection with this Note or any other note or other loan documents now hereafter executed in connection with any obligation of Borrower to Bank (the "Loan Documents"); (b) consent to all delays, extensions, renewals or other modifications of this Note or the Loan Documents, or waivers of any term hereof or of the Loan Documents, or release or discharge by Bank of any of Obligors, or release, substitution or exchange of any security for the payment hereof, or the failure to act on the part of Bank, or any indulgence shown by Bank (without notice to or further assent from any of Obligors), and agree that no such action, failure to act or failure to exercise any right or remedy by Bank shall in any way affect or impair the obligations of any Obligors or be construed as a waiver by Bank of, or otherwise affect, any of Bank's rights under this Note, under any endorsement or guaranty of this Note or under any of the Loan Documents; and (c) agree to pay, on demand, all costs and expenses of collection or defense of this Note or of any endorsement or guaranty hereof and/or the enforcement or defense of Bank's rights with respect to, or the administration, supervision, preservation, or protection of, or realization upon, any property securing payment hereof, including, without limitation, reasonable attorney's fees, including fees related to any suit, mediation or arbitration proceeding, out of court payment agreement, trial, appeal, bankruptcy proceedings or other proceeding, in such amount as may be determined reasonable by any arbitrator or court, whichever is applicable.

9. "Interest" Limited. As used in this Note and for the purposes of Section 7-4-2 of the Official Code of Georgia Annotated, or any successor thereto, the term "interest" does not include any fees (including, but not limited to, the Loan Fee) or other charges imposed on Borrower in connection with the indebtedness evidenced by this Note, other than the interest described above.

10. Prepayments. Prepayments may be made in whole or in part at any time on any loan for which the Rate is based on the Prime Rate or any other fluctuating Rate or index which may change daily.

11. Delinquency Charge. To the extent permitted by law, a delinquency charge may be imposed in an amount not to exceed two percent (2%) over otherwise applicable rate of any payment that is more than fifteen days late.

12. Events of Default. The following are events of default hereunder: (a) the failure to pay or perform any obligation, liability or indebtedness of any Obligor to Bank, or to any affiliate or subsidiary of NationsBank Corporation, whether under this Note or any Loan Documents, as and when due (whether upon demand, at maturity or by acceleration); (b) an Event of Default exists under that Credit Agreement dated as of July 31, 1998, as amended, the "Credit Agreement".

13. Remedies upon Default. Whenever there is a default under this Note (a) the entire balance outstanding hereunder and all other obligations of any Obligor to Bank (however acquired or evidenced) shall, at the option of Bank, become immediately due and payable and any obligation of Bank to permit further borrowing under this Note shall immediately cease and terminate, and/or (b) to the extent permitted by law, the Rate of interest on the unpaid principal shall be increased at Bank's discretion up to two percent (2%) over otherwise applicable rate (the "Default Rate"). The provisions herein for a Default Rate shall not be deemed to extend the time for any payment hereunder or to constitute a "grace period" giving Obligors a right to cure any default. At

Bank's option, any accrued and unpaid interest, fees or charges may, for purposes of computing and accruing interest on a daily basis after the due date of the Note or any installment thereof, be deemed to be a part of the principal balance, and interest shall accrue on a daily compounded basis after such date at the Default Rate provided in this Note until the entire outstanding balance of principal and interest is paid in full. Upon a default under this Note, Bank is hereby authorized at any time, at its option and without notice or demand, to set off and charge against any deposit accounts of any Obligor (as well as any money, instruments, securities, documents, chattel paper, credits, claims, demands, income and any other property, rights and interests of any Obligor), which at any time shall come into the possession or custody or under the control of Bank or any of its agents, affiliates or correspondents, any and all obligations due hereunder. Additionally, Bank shall have all rights and remedies available under each of the Loan Documents, as well as all rights and remedies available at law or in equity.

14. Non-Waiver. The failure at any time of Bank to exercise any of its options or any other rights hereunder shall not constitute a waiver thereof, nor shall it be a bar to the exercise of any of its options or rights at a later date. All rights and remedies of Bank shall be cumulative and may be pursued singly, successively or together, at the option of Bank. The acceptance by Bank of any partial payment shall not constitute a waiver of any default or of any of Bank's rights under this Note. No waiver of any of its rights hereunder, and no modification or amendment of this Note, shall be deemed to be made by Bank unless the same shall be in writing, duly signed on behalf of Bank; each such waiver shall apply only with respect to the specific instance involved, and shall in no way impair the rights of Bank or the obligations of Obligors to Bank in any other respect at any other time.

15. Applicable Law, Venue and Jurisdiction. This Note and the rights and obligations of Borrower and Bank shall be governed by and interpreted in accordance with the law of the State of Georgia. In any litigation in connection with or to enforce this Note or any endorsement or guaranty of this Note or any Loan Documents, Obligors, and each of them, irrevocably consent to and confer personal jurisdiction on the courts of the State of Georgia or the United States located within the State of Georgia and expressly waive any objections as to venue in any such courts. Nothing contained herein shall, however, prevent Bank from bringing any action or exercising any rights within any other state or jurisdiction or from obtaining personal jurisdiction by any other means available under applicable law.

16. Partial Invalidity. The unenforceability or invalidity of any provision of this Note shall not affect the enforceability or invalidity of any other provision herein and the invalidity or unenforceability of any provision of this Note or of the Loan Documents to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

17. Binding Effect. This Note shall be binding upon and inure to the benefit of Borrower, Obligors and Bank and their respective successors, assigns, heirs and personal representatives, provided, however, that no obligations of Borrower or Obligors hereunder can be assigned without prior written consent of Bank.

18. Controlling Document. To the extent that this Note conflicts with or is in any way incompatible with any other document related specifically to the loan evidenced by this Note, this Note shall control over any other such document, and if this Note does not address an issue, then each other such document shall control to the extent that it deals most specifically with an issue.

19. ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT OR ANY RELATEI) INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL HE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ENDISPUTE OR ANY SUCCESSOR THEREOF ("J.A.M.S."), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

     A. SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE COUNTY OF ANY BORROWER'S DOMICILE AT THE TIME OF THE EXECUTION OF THIS INSTRUMENT, AGREEMENT OR DOCUMENT AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR: IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

     B. RESERVATION OF RIGHTS. NOTHING IN THIS ARBITRATION PROVISION SHALL BE DEEMED TO 11) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS INSTRUMENT, AGREEMENT OR
DOCUMENT: OR (11) BE A WAIVER BY BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (111) LIMIT THE RIGHT OF BANK HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED
TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPCIN SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

Borrower represents to Bank that the proceeds of this loan are to be used primarily for business, commercial or agricultural purposes. Borrower acknowledges having read and understood, and agrees to be bound by, all terms and conditions of this Note and hereby executes this Note under seal as of the date here above written.

NOTICE OF FINAL AGREEMENT. THIS WRITTEN PROMISSORY NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES, THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Centennial Healthcare Corporation

By: /s/ Alan Dahl                       (Seal)
Name: Alan Dahl
Title: Executive Vice President

By: /s/ Daryl Griswold                  (Seal)
Name: Daryl Griswold
Title: Assistant Secretary

                                   EXHIBIT A

                       INTEREST RATE OPTION PROVISIONS

     THIS EXHIBIT A is attached to and forms a part of that certain PROMISSORY NOTE (the "Note"), dated January 6, 1999, executed by Centennial Healthcare Corporation, a Corporation ("Borrower"), and made payable to the order of NationsBanks, N.A. ("Bank").

     1. Borrower's Rates. On the terms and subject to the conditions set forth below, Borrower will be able to select, from one of the following Rate Options, an interest rate which will be applicable to a particular dollar increment of amounts outstanding, or to be disbursed, under the Note: [check the available options]

        [X]  The Prime Rate plus (the "Prime Rate Option");

        [ ] The Treasury Securities Rate plus (the "Treasury Securities Rate Option"); or

        [X]  The Eurodollar Daily Floating Rate, plus 2.75 (the
        "Eurodollar Daily Floating Rate Option");

        [ ] The Eurodollar Fixed Period Rate, plus (the "Eurodollar Fixed Period Rate Option");

        [ ]  The CD Rate plus (the "CD Rate Option"); or

        [ ]  The Quoted Rate, plus (the "Quoted Rate Option");

        [ ]  The Transaction Rate of (the "Transaction Rate Option").

Interest based on the Prime Rate Option is a floating rate and will change on and as of the date of a change in the Prime Rate. The period of time during which the Prime Rate shall be applicable shall be a Prime Rate Interest Period. Interest based on the Eurodollar Daily Floating Rate Option is a floating rate and will change on and as of the date of a change in the Eurodollar Daily Floating Rate. The period of time during which the

Eurodollar Daily Floating Rate shall be applicable shall be a Eurodollar Daily Floating Rate Interest Period. Interest based on the Treasury Securities Rate Option will be fixed for periods of _ year(s) (each a "Treasury Securities Interest Period"). Interest based on the Eurodollar Fixed Period Rate Option will be fixed for periods of (each a "Eurodollar Fixed Interest Period"). Interest based on the CD Rate Option will be fixed for periods of (each a "CD Interest Period"). Interest based on the Quoted Rate Option will be fixed for periods of (each a "Quoted Interest Period"). Interest based on the Transaction Rate Option will be fixed for periods of (each a "Transaction Interest Period"). The Treasury Securities Rate, the Eurodollar Fixed Period Rate, the CD Rate, the Quoted Rate, and the Transaction Rate each being hereafter from time to time referred to as a "Fixed Rate Option"). [See note below]

     2. Selection of Applicable Interest Rate.

     (a) Request. Borrower may request (a "Rate Request") that a $1.00 increment or any amount in excess thereof (an "Increment") of the outstanding principal of, or amounts to be disbursed under, the Note bear interest at the Prime Rate Option, the Eurodollar Daily Floating Rate Option, the Treasury Securities Rate Option, the Eurodollar Fixed Period Rate Option, the CD Rate Option, the Quoted Rate Option or the Transaction Rate Option, as applicable, by telephonic notice no later than 10:00 a.m. (Eastern time) a sufficient (in Bank's sole discretion) number of Business Days prior to the effective date of the Rate Request to permit Bank to quote the rate requested.

     (b) Applicable Interest Rates. Borrower's Rate Request will become effective, and interest on the Increment designated will be calculated at the rate (the "Effective Rate") requested by Borrower for the applicable Interest Period, subject to the following:

         (i) Notwithstanding any Rate Request, interest shall be calculated on the basis of the Prime Rate Option if (a) Bank, in good faith, is unable to ascertain the requested Fixed Rate Option by reason of circumstances then affecting the applicable money market or otherwise, (b) it becomes unlawful or impracticable for the Bank to maintain loans based upon the requested Fixed Rate Option, or (c) Bank, in good faith, determines that it is impracticable to maintain loans based on the requested Fixed Rate Option because of increased taxes, regulatory costs, reserve requirements, expenses or any other costs or charges that affect such Interest Rate Options. Upon the occurrence of an of the above events, any Increment to which a requested Fixed Rate Option applies, shall be ________________________________.

         (ii) Borrower may have no more than a total of One (1) Effective Rates applicable to amounts outstanding under the Note at any given time.

         (iii) A Rate Request shall be effective as to amounts to be disbursed under the Note only if, on the effective date of the Rate Requests, such amounts are in fact disbursed to or for the account of the Borrower in accordance with the provisions of the Note and any related loan documents.

         (iv) Any amounts of outstanding principal for which a Rate Request has not been made, or is otherwise not effective, shall bear interest until paid in full at the Prime Rate Option.

         (v) Any amounts of outstanding principal bearing interest based upon a Fixed Rate Option shall bear interest at such rate until the end of the Interest Period therefor, and thereafter shall bear interest based upon the Prime Rate Option unless a new Rate Request for a Fixed Rate Option complying with the terms hereof has been made and has become effective.

         (vi) If Borrower shall be in default under the Note ("Default"), then Bank shall no longer be obligated to honor any Rate Requests.

         (vii) No Fixed Rate Interest Period shall extend beyond the maturity date of the Note.

(c) Repayment. Principal and Interest shall be payable according to the terms of the Promissory Note dated January 6, 1999 in the Principal amount of $5,000,000.00.

[ ] For any Interest Period during which the Prime Rate is applicable to any of the outstanding principal, interest thereon shall be payable and continuing on the day of each successive month, quarter or other period (as applicable) thereafter, with a final payment of all accrued and unpaid interest on the last day of such Interest Period.

[ ] For any Interest Period during which the Quoted Rate is applicable to any of the outstanding principal, interest thereon shall be payable and continuing on the day of each successive month, quarter or other period (as applicable) thereafter, with a final payment of all accrued and unpaid interest on the last day of such Interest Period.

[ ] For any Interest Period during which the Transaction Rate is applicable to any of the outstanding principal, interest thereon shall be payable and continuing on the day of each successive month, quarter or other period (as applicable) thereafter, with a final payment of all accrued and unpaid interest on the last day of such Interest Period.

[ ] For any Interest Period during which the Eurodollar Daily Floating Rate is applicable to any of the outstanding principal, interest thereon shall be payable and continuing on the day of each successive month, quarter, or other period (as applicable) thereafter, with a final payment of all accrued and unpaid interest on the last day of such Interest Period.

[ ] For any Interest Period during which the Eurodollar Fixed Period Rate is applicable to any of the outstanding principal, all accrued and unpaid interest thereon shall be payable on the last day of each applicable Interest Period and, in the case of an Interest Period greater than three months, at three month intervals after the first day of such Interest Period.

[ ] For any Interest Period during which the CD Rate is applicable to any of the outstanding principal, all accrued and unpaid interest thereon shall be payable on the last day of each applicable Interest Period and, in the case of an Interest Period greater than 90 days, at 90 day intervals after the first day of such Interest Period.

[ ] For any Interest Period during which the Treasuries Securities Rate is applicable to any outstanding principal, interest thereon shall be payable and continuing on the day of each successive month, quarter or other period (as applicable) thereafter, with a final payment of all accrued and unpaid interest on the last day of such Interest Period.


     3. Defined Terms. The following terms as used in this Exhibit A shall have the following meanings:

     "Business Day" shall mean a day on which Bank is open for business and dealing in deposits in Atlanta, Georgia.

     "Treasury Securities Rate" shall mean the rate of interest per annum determined by Bank, in accordance with its customary general practice from time to time, to be the weekly average yield on all United States Treasury Securities adjusted to a constant maturity for a term comparable to such Interest Period, as most recently reported by the Federal Reserve System in the weekly Federal Reserve Statistical Release No. H-15(519), entitled "Selected Interest Rates" (or any succeeding publication)(the "Treasury Securities Rate") adjusted from time to time in Bank's sole discretion for then applicable reserve requirements, deposit insurance assessment rates and other regulatory costs.

     "CD Rate" shall mean the rate of interest per annum (rounded upwards, if necessary, to the next higher 1/16 of 1%) determined by Bank, in accordance with its customary general practice from time to time, paid from time to time by major banks on negotiable certificates of deposit (secondary market) in amounts of $100,000.00 or more for a term comparable to such Interest Period, as most recently reported by the Federal Reserve System in the weekly Federal Reserve Statistical Release No. H-15(519), entitled "Selected Interest Rates" (or an succeeding publication (rounded upwards, if necessary to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately one 1:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, as adjusted from time to time in Bank's sole discretion for then applicable reserve requirements, deposit insurance assessment rates and other regulatory costs; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

     "Eurodollar Daily Floating Rate" shall mean the fluctuating rate of interest equal to the One, Two, or Three Month rate of interest (rounded upwards, if necessary to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the One, Two, or Three month London interbank offered rate for deposits in Dollars at approximately one 1:00 a.m. (London time) on the second preceding Business Day, as adjusted from time to time in Bank's sole discretion for then applicable reserve requirements, deposit insurance assessment rates and other regulatory costs. If for any reason such rate is not available, the term "Eurodollar Daily Floating Rate" shall mean the fluctuating rate of interest equal to the One, Two, or Three month rate of interest (rounded upwards, if necessary to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the One, Two, or Three month London interbank offered rate for deposits in Dollars at approximately one 1:00 a.m. (London time) on the second preceding Business Day, as adjusted from time to time in Bank's sole discretion for then applicable reserve requirements, deposit insurance assessment rates and other regulatory costs; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

     "Prime Rate" is the fluctuating rate of interest established by Bank from time to time, at its discretion, whether or not such rate shall be otherwise published. The Prime Rate is established by Bank as an index and may or may not at any time be the best or lowest rate charged by Bank on any loan.

     "Quoted Rate" shall mean a fixed rate of interest per annum agreed upon by the Bank and Borrower on or prior to the first day of the Interest Period for which such rate shall be in effect.

     "Transaction Rate" shall mean the fixed rate of __% per annum.

     4. Notices; Authority to Act. Borrower acknowledges and agrees that the agreement of Bank herein to receive certain notices by telephone is solely for the convenience of Borrower. Bank shall be entitled to rely on the authority of the person purporting to be a person authorized by Borrower to give such notice, and Bank shall have no liability to Borrower on account of any action taken by Bank in reliance upon such telephonic notice. The obligation of Borrower to repay all sums owing under the Note shall not be affected in any way or to any extent by any failure by Bank to receive written confirmation of any telephonic notice or the receipt by Bank of a confirmation which is at variance with the terms understood by Bank to be contained in the telephonic notice.

IN WITNESS WHEREOF, the parties hereto have executed this Exhibit A to Note as of the ___ day of, 19__.

Borrower:  Centennial Healthcare Corporation
By: /s/ Alan C. Dahl
By: Alan C. Dahl

Bank:  NationsBanks, N.A.
By: /s/ Walter Bland
By: Walter Bland

Note: LIBOR and Eurodollar should be quoted in terms of months (i.e. one, two, three or six months) and not days (i.e. 30, 60, 90 or 1 80 days). There is no automatic way to accrue interest on Quoted rate or Transaction Rate, calculations must be done manually.